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                                                                       EXHIBIT 5
                                  [LETTERHEAD]





                                                    May 25, 1999

Boston Properties, Inc.
800 Boylston Street
Boston, Massachusetts 02199

Ladies and Gentlemen:

         We have acted as counsel to Boston Properties, Inc., a Delaware corporation (the "Company"), in connection with the offer and sale by the Company of 4,000,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company. This opinion is being delivered in connection with (i) the Company's Registration Statement on Form S-3 (No. 333-69375) (the "Registration Statement") relating to the registration of the offering and sale under the Securities Act of 1933, as amended, of up to $1,500,000,000 of securities of the Company, and (ii) a prospectus supplement dated May 20, 1999 (the "Prospectus Supplement") which supplements the prospectus included in such Registration Statement, relating to the offering of the Shares by the Company. The Shares will be offered by Goldman, Sachs & Co. (the "Underwriter") pursuant to that certain Underwriting Agreement, dated as of May 20, 1999, among the Company, Boston Properties Limited Partnership and the Underwriter (the "Underwriting Agreement").

         As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

         Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares sold or to be sold by the Company to the Underwriter as described in the Registration Statement and the Prospectus Supplement have been duly authorized and have been, or upon delivery of such Shares and payment therefor in accordance with the Underwriting Agreement will be, validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Company's Current Report on Form 8-K dated May 25, 1999.


                                             Very truly yours,

                                             /s/ Goodwin, Procter & Hoar LLP

                                             GOODWIN, PROCTER & HOAR  LLP